FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT is made as of this 31st day of January, 2013, by and among AQUA AMERICA, INC., a Pennsylvania corporation (the “Borrower”), the several banks which are parties to this Agreement (each a “Bank” and collectively, the “Banks”) and PNC BANK, NATIONAL ASSOCIATION in its capacity as agent for the Banks (in such capacity, the “Agent”).

BACKGROUND

A. The Borrower, the Agent and the Banks are parties to a Credit Agreement, dated as of March 23, 2012 (the “Credit Agreement”), pursuant to which the Banks agreed to make revolving credit loans to the Borrower in an aggregate outstanding amount of up to $150,000,000 (the “Loans”).  The Loans are evidenced by the Borrower’s Revolving Credit Notes in the aggregate principal face amount of $150,000,000 (the “Notes”).

B. The Borrower, the Agent and the Banks desire to modify certain provisions of the Credit Agreement, all on the terms and subject to the conditions herein set forth.

NOW THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

AGREEMENT

1. Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

2. Amendments to Credit Agreement.  Effective on the date hereof (the “Effective Date”) the definition of “L/C Sublimit” in Section 1.1 of the Credit Agreement is hereby amended and restated to read in full as follows:

"“L/C Sublimit”:    $50,000,000."

3. Loan Documents.  Except where the context clearly requires otherwise, all references to the Credit Agreement in any of the Loan Documents or any other document delivered to the Banks or the Agent in connection therewith shall be to the Credit Agreement as amended by this Agreement.

4. Borrower’s Ratification.  The Borrower agrees that it has no defenses or set-offs against the Banks or the Agent or their respective officers, directors, employees, agents or attorneys, with respect to the Loan Documents, all of which are in full force and effect, and that all of the terms and conditions of the Loan Documents not inconsistent herewith shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms.  The Borrower hereby ratifies and confirms its obligations under the Loan

DMEAST #15996197 v1

Documents as amended hereby and agrees that the execution and delivery of this Agreement does not in any way diminish or invalidate any of its obligations thereunder.
5. Representations and Warranties. The Borrower hereby represents and warrants to the Agent and the Banks that:

(a) The representations and warranties made in the Credit Agreement are true and correct in all material respects as of the date hereof; provided, however, that for purposes of the representations in Section 3.1 thereof, the annual and quarterly financial information referred to in such Section shall be deemed to be the most recent such information furnished to each Bank;

(b) No Default or Event of Default under the Credit Agreement exists on the date hereof; and
(c) This Agreement has been duly authorized, executed and delivered so as to constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

All of the above representations and warranties shall survive the making of this Agreement.

6. Conditions Precedent.  The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of the Agent and its counsel, of the following conditions precedent on or before the Effective Date:

(a) The Agent shall have received, with copies or counterparts for each Bank as appropriate, the following, all of which shall be in form and substance satisfactory to the Agent and shall be duly completed and executed by the Borrower, the Agent and the Required Banks, as applicable:

(i)	This Agreement; and
(ii)	Such additional documents, certificates and information as the Agent or the Banks may require pursuant to the terms hereof or otherwise reasonably request.
(b) After giving effect to this Amendment, the representations and warranties set forth in the Credit Agreement shall be true and correct in all material respects on and as of the date hereof.
(c) No Default or Event of Default shall have occurred and be continuing as of the date hereof.

DMEAST #15996197 v1

7. Miscellaneous.

(a) All terms, conditions, provisions and covenants in the Loan Documents and all other documents delivered to the Agent and the Banks in connection therewith shall remain unaltered and in full force and effect except as modified or amended hereby.  To the extent that any term or provision of this Agreement is or may be deemed expressly inconsistent with any term or provision in any Loan Document or any other document executed in connection therewith, the terms and provisions hereof shall control.

(b) The execution, delivery and effectiveness of this Agreement shall neither operate as a waiver of any right, power or remedy of the Agent or the Banks under any of the Loan Documents nor constitute a waiver of any Default or Event of Default thereunder.

(c) In consideration of the Agent’s and the Banks’ agreement to amend the existing credit facility, the Borrower hereby waives and releases the Agent and the Banks and their respective officers, attorneys, agents and employees from any liability, suit, damage, claim, loss or expense of any kind or failure whatsoever and howsoever arising that it ever had up until, or has as of, the date of this Agreement.

(d) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

(e) In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

(f) This Agreement shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

(g) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h) The headings used in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

DMEAST #15996197 v1

IN WITNESS WHEREOF, the Borrower, the Agent and the Required Banks have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

AQUA AMERICA, INC.
By:	/s/Diana MoyKelly
Name:	Diana MoyKelly
Title:	Treasurer

PNC BANK, NATIONAL ASSOCIATION, as Agent and as a Bank
By:	/s/Meredith Jermann
Name:	Meredith Jermann
Title:	Vice President

COBANK, ACB, as a Bank
By:	/s/Bryan Ervin
Name:	Bryan Ervin
Title:	Vice President

THE HUNTINGTON NATIONAL BANK, as a Bank
By:	/s/Chad A. Lowe
Name:	Chad A. Lowe
Title:	Vice President

DMEAST #15996197 v1